Exhibit 99.2

 Q2 Financial PerformanceAugust 6, 2018  www.albint.com | AIN | #albint

 ‘Non-GAAP’ Items and Forward-Looking Statements  This presentation contains the following non-GAAP measures:Percentage changes in net sales, excluding currency rate effects (for each segment, and the Company as a whole);Adjusted EBITDA (for each segment, and the Company as a whole; absolute and as a percentage of sales);Net debt; andNet income per share attributable to the Company, excluding adjustments. We think such items provide useful information to investors regarding the Company’s core operational performance. See the Company’s earnings release (which accompanies this presentation) for additional information including reconciliations to GAAP measures.  This presentation also may contain statements, estimates, or projections that constitute “forward-looking statements” as defined under U.S. federal securities laws. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. We disclaim any obligation to update any information in this presentation to reflect any changes or developments after the date on the cover page. Certain additional disclosures regarding our use of these ‘non-GAAP’ items and forward-looking statements are set forth in our second-quarter earnings press release dated August 6, 2018, and in our SEC filings, including our most recent quarterly reports and our annual reports for the years ended December 31, 2015, 2016, and 2017. Our use of such items in this presentation is subject to those additional disclosures, which we urge you to read.  2

 Net Sales by Segment  3    (in thousands, except percentages)   Net SalesThree Months endedJune 30, 2018 2017      PercentChange  Impact of Changesin CurrencyTranslation Rates  Increase /(decrease) due to ASC 606  Percent Changeexcluding Currency Rate and ASC 606 Effects  Machine Clothing (MC)   $162,635   $146,572   11.0%   $3,145   $857   8.2%  Albany Engineered Composites (AEC)   93,590   68,999   35.6%   1,215   (1,257)   35.7%  Total   $256,225   $215,571   18.9%   $4,360   $(400)   17.0%    (in thousands, except percentages)   Net SalesSix Months endedJune 30, 2018 2017      PercentChange  Impact of Changesin CurrencyTranslation Rates  Increase /(decrease) due to ASC 606  Percent Changeexcluding Currency Rate and ASC 606 Effects  Machine Clothing (MC)   $310,786   $289,399   7.4%   $9,905   $5,068   2.2%  Albany Engineered Composites (AEC)   175,420   125,449   39.8%   3,526   2,966   34.7%  Total   $486,206   $414,848   17.2%   $13,431   $8,034   12.0%

 Gross Profit Margin by Quarter  4  Includes 7.3% impact from profitability revision in two AEC contracts Machine Clothing Total Company 55% 50% 45% 40% 35% 30% 25% Q1 2017 Q2 2017 Q3 2017 Q4 2017 Q1 2018 Q2 2018 48.5% 48.3% 48.5% 45.0% 47.4% 48.9% 38.2% 29.3% 35.8% 34.2% 35.5% 36.0%

# Net Income (GAAP) and Adjusted EBITDA (non-GAAP) by Segment

ALBANY INTERNATIONAL

| | Three Months ended June 30, 2018 | | | | Three Months ended June 30, 2017 | | | |
|---|---|---|---|---|---|---|---|---|
| (in thousands) | Machine Clothing | Albany Engineered Composites | Corporate expenses and other | Total Company | Machine Clothing | Albany Engineered Composites * | Corporate expenses and other | Total Company |
| Operating income/(loss) (GAAP) | $50,843 | $4,092 | $(12,251) | $42,684 | $38,425 | $(17,828) | $(10,742) | $9,855 |
| Interest, taxes, other income/expense | - | - | (12,378) | (12,378) | - | - | (8,622) | (8,622) |
| Net income (GAAP) | 50,843 | 4,092 | (24,629) | 30,306 | 38,425 | (17,828) | (19,364) | 1,233 |
| Interest expense, net | - | - | 4,621 | 4,621 | - | - | 4,285 | 4,285 |
| Income tax expense | - | - | 7,031 | 7,031 | - | - | 1,779 | 1,779 |
| Depreciation and amortization | 8,182 | 10,247 | 1,244 | 19,673 | 8,431 | 8,218 | 1,184 | 17,833 |
| EBITDA (non-GAAP) | 59,025 | 14,339 | (11,733) | 61,631 | 46,856 | (9,610) | (12,116) | 25,130 |
| Restructuring expenses, net | 1,800 | 558 | 231 | 2,589 | 805 | 1,231 | - | 2,036 |
| Foreign currency revaluation (gains)/losses | (2,331) | 116 | (188) | (2,403) | 1,650 | (63) | 1,950 | 3,537 |
| Pretax (income)/loss attributable to non-controlling interest in ASC | - | 121 | - | 121 | - | (144) | - | (144) |
| Adjusted EBITDA (non-GAAP) | $58,494 | $15,134 | $(11,690) | $61,938 | $49,311 | $(8,586) | $(10,166) | $30,559 |

* Includes $15.8 million charge for AEC contract revisions

© 2018 Albany International Corp.
5

# Net Income (GAAP) and Adjusted EBITDA (non-GAAP) by Segment

ALBANY INTERNATIONAL

| | Six Months ended June 30, 2018 | | | | Six Months ended June 30, 2017 | | | |
|---|---|---|---|---|---|---|---|---|
| (in thousands) | Machine Clothing | Albany Engineered Composites | Corporate expenses and other | Total Company | Machine Clothing | Albany Engineered Composites * | Corporate expenses and other | Total Company |
| Operating income/(loss) (GAAP) | $81,613 | $6,366 | $(24,464) | $63,515 | $76,688 | $(22,942) | $(21,213) | $32,533 |
| Interest, taxes, other income/expense | - | - | (22,727) | (22,727) | - | - | (20,326) | (20,326) |
| Net income (GAAP) | 81,613 | 6,366 | (47,191) | 40,788 | 76,688 | (22,942) | (41,539) | 12,207 |
| Interest expense, net | - | - | 8,909 | 8,909 | - | - | 8,613 | 8,613 |
| Income tax expense | - | - | 11,640 | 11,640 | - | - | 8,329 | 8,329 |
| Depreciation and amortization | 16,544 | 21,404 | 2,673 | 40,621 | 16,718 | 16,022 | 2,386 | 35,126 |
| EBITDA (non-GAAP) | 98,157 | 27,770 | (23,969) | 101,958 | 93,406 | (6,920) | (22,211) | 64,275 |
| Restructuring expenses, net | 10,152 | 779 | 231 | 11,162 | 916 | 3,801 | - | 4,717 |
| Foreign currency revaluation (gains)/losses | (813) | 301 | 499 | (13) | 3,313 | 34 | 2,052 | 5,399 |
| Pretax (income)/loss attributable to non-controlling interest in ASC | - | (222) | - | (222) | - | (314) | - | (314) |
| Adjusted EBITDA (non-GAAP) | $107,496 | $28,628 | $(23,239) | $112,885 | $97,635 | $(3,399) | ($20,159) | $74,077 |

* Includes $15.8 million charge for AEC contract revisions

© 2018 Albany International Corp.

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Earnings Per Share  7  * Includes $0.31 million charge for AEC contract revisions       Per share amounts (Basic)  Three Months endedJune 30, 2018 2017 *    Six Months endedJune 30, 2018 2017 *    Net income attributable to the Company, as reported (GAAP)  $0.94  $0.03  $1.26  $0.37  Adjustments:          Restructuring expenses, net  0.06  0.04  0.24  0.09  Discrete tax adjustments and effect of change in income tax rate  (0.13)  0.02  (0.13)  0.05  Foreign currency revaluation losses/(gains)  (0.05)  0.07  0.00  0.11  Net income attributable to the Company, excluding adjustments (non-GAAP)  $0.82  $0.16  $1.37  $0.62

 Total Debt (GAAP) and Net Debt* (non-GAAP) $ thousands  8  * Total debt less cash see table 22 for reconciliation of total debt to net debt $600,000 $500,000 $400,000 $300,000 $200,000 $100,000 40 December 31, 2016 March 31, 2017 June 30, 2017 September 30, 2017 December 31, 2017 March 31, 2018 June 30, 2018 $303,154 $484,896 $337,117 $480,450 $357,219 $496,011 $352,064 $505,592 $332,454%516,181 $369,277 $520,703 $370,312 $525,056